     As filed with the Securities and Exchange Commission on June 1, 1998

                                                      Registration No.
                                                                       ---------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          ASCEND COMMUNICATIONS, INC.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   94-3092033
---------------------------------        ------------------------------------
  (State or other jurisdiction           (I.R.S. employer identification no.)
of incorporation or organization)

                                ONE ASCEND PLAZA
                            1701 HARBOR BAY PARKWAY
                            ALAMEDA, CALIFORNIA 94502
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                          ASCEND COMMUNICATIONS, INC.
                         1996 RESTRICTED STOCK PLAN AND
                   1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
             ----------------------------------------------------
                           (Full title of the plan)

                                  MORY EJABAT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ASCEND COMMUNICATIONS, INC.
                                ONE ASCEND PLAZA
                            1701 HARBOR BAY PARKWAY
                           ALAMEDA, CALIFORNIA 94502
             ----------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  510/769-6001

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                              Proposed maximum   Proposed maximum
Title of securities to be     Amount to be     offering price        aggregate            Amount of
registered                     Registered        per share        offering price/1/   registration fee
------------------------------------------------------------------------------------------------------
1996 Restricted Stock Plan
--------------------------

Common Stock
Par Value $0.001                 50,000          $42.75              $ 2,137,500


1994 Outside Directors
----------------------
Stock Option Plan
-----------------

Common Stock
Par Value $0.001                400,000          $42.75              $17,100,000


          TOTAL                 450,000                              $19,237,500          $5,675.06

/1/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price of shares issuable under the Plans is based on the average of the high and low prices of the Common Stock on May 27, 1998 as reported on the National Association of Securities Dealers Automated Quotations System.

               -------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         Ascend Communications, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K (including any amendments thereto) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
              -----------------
         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing incorporating subsequent Exchange Act documents by
              ---------------------------------------------------------
reference
---------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)  Request for acceleration of effective date or filing of
              -------------------------------------------------------
registration statement on Form S-8
----------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on May 29, 1998.


                                          ASCEND COMMUNICATIONS, INC.

                                          By: /s/ Mory Ejabat
                                              ----------------------------------
                                              Mory Ejabat, President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of Ascend Communications, Inc. whose signatures appear below, hereby constitute and appoint Mory Ejabat and Michael F.G. Ashby, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 29, 1998.


Signature                                       Title
------------------------------------------------------------------------------

/s/ Mory Ejabat
____________________________________            Director, President and Chief
Mory Ejabat                                     Executive Officer (Principal
                                                Executive Officer)

/s/ Michael F.G. Ashby
____________________________________            Executive Vice President, Chief
Michael F.G. Ashby                              Financial Officer and Secretary
                                                (Principal Financial and
                                                Accounting Officer)

/s/ Daniel E. Smith
____________________________________            Director and Executive Vice
Daniel E. Smith                                 President and General Manager,
                                                Core Systems

/s/ Betsy S. Atkins
____________________________________            Director
Betsy S. Atkins

/s/ Robert K. Dahl
____________________________________            Director
Robert K. Dahl

/s/ Roger L. Evans
____________________________________            Director
Roger L. Evans

/s/ C. Richard Kramlich
____________________________________            Director
C. Richard Kramlich

/s/ James P. Lally
____________________________________            Director
James P. Lally

/s/ Martin Schoffstall
____________________________________            Director
Martin Schoffstall

                                 EXHIBIT INDEX
                                 -------------

   4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 1996

   4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.4 to the Company's Registration Statement filed with the Securities and Exchange Commission effective May 12, 1994 (File No. 33-77146)

   5      Opinion re legality

   23.1   Consent of Counsel (included in Exhibit 5)


   23.2   Consent of Independent Auditors


   23.3   Consent of Independent Accountants

   24 Power of Attorney (included in signature pages to this registration statement)